U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

E-COMPASS ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
6F/Tower, 2 West Prosper Centre No. 5, Guanghua Road Chaoyang District
Beijing, P.R.C.	100020
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-204054
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Ordinary Share and one Right	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, each exchangeable into one-tenth of one Ordinary Share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and rights of E-compass Acquisition Corp. (the “Company”). The description of the units, ordinary shares and rights contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on May 11, 2015, as amended from time to time (File No. 333-204054) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1	Form of Amended and Restated Memorandum and Articles of Association (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
4.1	Specimen Unit Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
4.2	Specimen Ordinary Share Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
4.3	Specimen Right Certificate (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
4.4	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
4.5	Form of Unit Purchase Option to be issued to Cantor Fitzgerald & Co. and/or its designees (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
10.2	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).
10.3	Form of Subscription Agreement among the Registrant, Graubard Miller and purchaser of private units (included in Amendment 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204054) filed on July 24, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

E-COMPASS ACQUISITION CORP.

Date: July 24, 2015	By:	/s/ Richard Xu
Richard Xu
Chief Executive Officer